UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            PERFECT HEALTH CARE CORP.
 ------------------------------------------------------------------------------
           (Exact name of small business as specified in its charter)


              NEVADA                      7389                    86-0891931
------------------------------  ---------------------------  ------------------
State or other jurisdiction of  Primary Standard Industrial    IRS Employer
incorporation or organization    Classification Code Number  Identification No.


                      4017 Colby Avenue, Everett, WA 98201
       ------------------------------------------------------------------
                    (Address of principal executive offices)


                      4017 Colby Avenue, Everett, WA 98201
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


                                                       With copies to:
         Antoine Jarjour                             Amy L. Clayton, Esq.
       4017 Colby Avenue                      1815 E. North Woodside Dr. Ste A
       Everett, WA 98201                          Salt Lake City, UT 84121
        (425) 258-4222                                 (801) 944-3575
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


Approximate date of proposed sale to the public:   As soon a practical following
                                                   the effectiveness of this
                                                   registration statement


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. |_|
-----------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
---------------------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                       CALCULATION OF THE REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
            Title of each                 Amount of        Proposed maximum      Proposed maximum
         class of securities            securities to       offering price           aggregate          Amount of
          to be registered              be registered         per unit(1)         offering price(2)   registration fee
-------------------------------------- ---------------- ------------------------ ------------------ ------------------
Common stock, $.001 par value            22,256,000              $0.25               5,564,000           $704.96
----------------------------------------------------------------------------------------------------------------------

(1) The selling shareholders who are affiliates of the Company have determined that they will sell their shares at a fixed price of $.25 per share until the securities are quoted on the OTC Bulletin Board (or other market or quotation system) and thereafter at prevailing market prices or negotiated prices. Other selling shareholders may sell their shares at different prices.
(2) Provided solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                PART I - INFORMATION REQUIRED TO BE IN PROSPECTUS

                   SUBJECT TO COMPLETION, DATED MAY ___, 2004

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U. S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer of sale is not permitted.

                                   PROSPECTUS

                            PERFECT HEALTH CARE CORP.

                        22,256,000 SHARES OF COMMON STOCK


                         Offering price $____ per share


     This prospectus relates to shares of common stock of Perfect Health Care Corp. that may be sold from time to time for the account of the selling security holders named in this prospectus. Perfect Health Care Corp. will not receive any proceeds from sales of the common stock by the selling security holders.


     We have been in the development stage since our inception and have only recently begun to produce revenues from operations. We are not yet and may never become profitable. There is currently no trading market for our common stock. We intend to apply for listing on the OTC Bulletin Board following the effectiveness of our registration statement, but there is no guarantee we will be listed, or that a trading market will develop.


     Investing in shares of our common stock involves significant risks. YOU SHOULD READ THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  The date of this prospectus is May ____, 2004

                                    CONTENTS


Prospectus Summary......................................................
Risk Factors............................................................
Use of Proceeds.........................................................
Determination of Offering Price.........................................
Dilution................................................................
Selling Security Holders................................................
Plan of Distribution....................................................
Legal Proceedings.......................................................
Directors, Executive Officers, Promoters and Control Persons............
Security Ownership of Certain Beneficial Owners and Management..........
Description of Securities...............................................
Disclosure of Commission Position on Indemnification....................
Organization Within Last Five Years.....................................
Interests of Named Experts and Counsel..................................
Description of Business.................................................
Description of Property.................................................
Management Discussion and Analysis......................................
Certain Relationships and Related Transactions..........................
Market for Common Equity and Related Stockholder Matters................
Executive Compensation..................................................
Changes in and Disagreements With Accountants
    on Accounting and Financial Disclosure..............................
Financial Statements....................................................
Available Information...................................................
Forward-Looking Statements..............................................




         You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

         No action is being taken in any jurisdiction outside the United States to permit the offer and sale of our common stock or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe the restrictions of that jurisdiction related to this offering and the distribution of this prospectus.

                               PROSPECTUS SUMMARY

         The following discussion highlights information about our company and the offering. It is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the "Risk Factors" section, prior to investing in our common stock. References in this prospectus to "PHCC" mean Perfect Health Care Corp., the issuer of the securities being offered.

         Unless otherwise indicated in the text, wherever this prospectus refers to share amounts, or dollar amounts per share, those values have been adjusted, if necessary, to reflect a 20-for-1 stock split effective in March of 2000 and a 10-for-1 stock split in April of 2003.


                            Perfect Health Care Corp.

         We are a business services company headquartered in Everett, Washington. We create and market membership programs that entitle subscribers to receive pre-negotiated discounts off the cost of medical, dental, veterinary and ancillary services not covered by insurance. We were incorporated August 17, 1987 in Utah, and reincorporated in Nevada in a plan of reorganization that was effective April 9, 2003. (See "Description of Business beginning on page __.) We have been in the development stage since our inception, and have only recently begun to produce revenues from operations. We do not know when, if ever, we will become profitable.

         We file quarterly, annual and other reports with the United States Securities and Exchange Commission. These filings are public records and are available for your review. (See "Available Information" at the end of this prospectus.)


                                  The Offering


Common Stock Offered                    22,256,000 shares offered by the
                                        selling security holders

Common Stock Currently Issued           23,510,000 shares at April 15, 2004
and Outstanding

Issued and Outstanding Following        23,510,000 shares. All of the
the Offering                            shares being offered are already
                                        outstanding.

Use of Proceeds                         We will not receive any proceeds
                                        from sales by the selling
                                        shareholders.

Plan of Distribution                    The selling security holders may sell
                                        through brokers or in negotiated private transactions. We will not pay any brokerage or underwriting fees of commissions on sales by the selling security holders.

Risk Factors                            Investing in our stock involves a high
                                        degree of risk, including the risk of
                                        total loss of your investment. You
                                        should carefully consider each of the
                                        risk factors in the following section
                                        before purchasing our shares.

Our Officers' and Directors'            Our officers and directors currently
Holdings                                hold common stock, or securities
                                        convertible into our common stock,
                                        totaling 24,204,000 shares, or about
                                        60.6 % of the total after conversion.

Trading Market                          There is currently no  active trading
                                        market for our shares. We have applied
                                        to have our shares quoted on the Over-
                                        the-Counter Bulletin Board market of the National Association of Securities
                                        Dealers.




                                  RISK FACTORS

     An investment in our common stock is highly speculative and subject to a high degree of risk. You may lose money by investing in our common stock so only persons who can bear the risk of the loss of their investment should invest. You should carefully consider the following factors, as well as your own financial circumstances and risk tolerance, in deciding whether to invest in our stock.

     WE HAVE NO MEANINGFUL OPERATING HISTORY. We have been in the development stage since our inception, and have only recently begun to produce revenues from business operations. There is no clear basis for judging our viability as a business enterprise, or our management's ability to develop the company to profitability. You should not purchase our shares unless you can afford to lose your entire investment.

     WE HAVE GENERATED SIGNIFICANT LOSSES AND EXPECT TO GENERATE OPERATING LOSSES FOR THE FORESEEABLE FUTURE. To date, our operating expenses have exceeded our revenues by a substantial margin, and we have accumulated a deficit of $709,519 from our inception through December 31, 2003. We expect to continue to generate losses until we have achieved a many-fold increase in revenues, which may never occur. If we do not become profitable before we exhaust our capital, we will fail.

     OUR PERFORMANCE DEPENDS ON MARKET ACCEPTANCE OF OUR PRODUCTS, WHICH IS UNPROVEN. We expect to derive substantially all of our revenues from the sales of our medical and pharmacy savings cards, none of which have yet demonstrated widespread market acceptance. If we cannot develop a market for our products, or if they develop more slowly than expected or are subject to very intense competition, we may not ever reach profitability and may fail.

     WE WILL LIKELY REQUIRE ADDITIONAL CAPITAL TO FINANCE OUR GROWTH. Although we believe our available capital to be sufficient for our initial product development and training programs, we expect to face substantial competition as we expand our marketing activities, and will likely need to raise additional capital for advertising, promotion, recruitment and training. If we raise funds by selling additional equity stock, the proportionate interests of existing shareholders will be diminished (i.e., "diluted"). If we are unable to raise additional capital when needed, we may not be able to achieve a rapid enough market penetration to compete effectively.

     BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME TO OUR AFFAIRS. Our President, Mr. Antoine Jarjour, is an executive officer in a chain of retail stores and in a wholesale distribution business, and has other less demanding business interests. At present, he is required to devote only about 25 hours per week to our operations. Our Vice President, Mr. Richard Dagg, is an executive in a manufacturing and distribution company, and so devotes only 16-24 hours per week to our operations. The demands of these officers' other business interests may prevent them giving sufficient attention to our operations, and we may fail.

     THERE MAY BE LIMITED OR NO LIQUIDITY IN OUR COMMON STOCK AND ITS PRICE MAY BE SUBJECT TO FLUCTUATION. There is currently no public trading market for our common stock. Although we intend to apply to have our stock quoted on the NASD's Over-the-Counter Bulletin Board quotation system (the "OTC-BB"), there is no guarantee we will be successful in doing so. Furthermore, listing on the OTC-BB does not assure that an adequate volume of trading will develop or that bids and offers will be available at favorable prices. Accordingly, it may be difficult or impossible to liquidate shares of our common stock at a price equal to or greater than the price paid.

     OUR OPERATIONS MAY BE AFFECTED BY FUTURE CHANGES IN INSURANCE LAWS AND REGULATIONS. At present, our proposed products are not regulated as insurance products, and our marketing reps are not required to be licensed as insurance brokers. However, there is no assurance that state legislature or the Congress will not in the future seek to bring our products and sales activities under the jurisdiction of insurance regulators. Should that occur, we may face material costs of compliance with the new laws and regulations, and if we cannot comply we may not be permitted to sell our products in certain jurisdictions.

     OUR OFFICERS AND DIRECTORS CONTROL A SUBSTANTIAL PROPORTION OF OUR OUTSTANDING EQUITY STOCK. At present, our officers and directors together beneficially own common stock, or securities convertible into common stock, totaling 24,204,000 shares, or about 60.6% of the total outstanding (upon conversion). Therefore, they are able to effectively exercise significant, or in some cases total, control over matters submitted to a vote of shareholders, which would limit the influence of public shareholders.

     INITIALLY, WE WILL BE DEPENDENT ON LIMITED MARKETING AVENUES FOR OUR PRODUCTS. Although we intend eventually to develop our own network marketing organization, initially we will depend for a significant portion of our sales on our relationship with Universal Insurance Services and its network marketing organization, as well as our website. There is no assurance that UIS' marketing reps will be successful in selling the expected quantities of our products, or that they will not at some point elect to sell competing products, or that they will not terminate their relationship with us. Should any of these events occur, our revenues could fall significantly below expectations, and we could incur substantial costs to develop alternative marketing avenues.

     INITIALLY, WE WILL BE DEPENDENT ON A LIMITED NUMBER OF PROVIDER NETWORKS. It is likely that until such time as we achieve a subscriber base of a several thousand cardholders, or more, we will be dependant on maintaining a relationship with a single PPO (preferred provider organization) for each category of services (i.e., medical, pharmacy, veterinary). If, for any reason, we should lose a provider relationship, and be unable to promptly replace it with a new one, we may no longer be able to offer certain benefits to new subscribers, which could have a negative impact on our sales.

     THE SELLING SHAREHOLDERS ARBITRARILY DETERMINED THE OFFERING PRICE OF OUR STOCK. The price for Shares in our company through this offering bears no relationship to our assets, prospects, net worth, or any recognized criteria of value and should not be considered to be an indication of actual value of our company or our securities. The selling shareholders who are affiliates of us determined the offering price of the Shares arbitrarily, and non-affiliate selling shareholders will be permitted to sell their shares at different prices. If and when a trading market in our shares develops the selling shareholders will be permitted to offer shares at prevailing market prices, regardless of the offering price stated in this prospectus. We can give no assurance that subsequent trading, if any, will be at prices equal to or higher than the price you pay for the Shares.

     WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE. We have not paid any dividends since our company's inception and we do not anticipate paying any dividends on our Common Stock in the foreseeable future. We anticipate that earnings, if any, which may be generated from operations will be used to finance our continued operations and growth. If you anticipate the immediate need of dividends from your investment you should not purchase any of our Shares.


                                 USE OF PROCEEDS

     We will not receive any proceeds from sales of the stock to which this prospectus relates.


                         DETERMINATION OF OFFERING PRICE

     The Company has been in the development stage since its inception and has only recently begun to realize revenues from operations. The selling shareholders arbitrarily determined the offering price at which they will initially offer their shares. Other shareholders may sell their shares at the offering price or at higher or lower prices. Once the shares become eligible for quotation on OTC-BB, the shareholders may sell their shares at prevailing market prices or at negotiated prices.


                                    DILUTION

     The shares that are the subject of this prospectus are being offered and sold by the selling securityholders. No new shares are being issued, and so no dilution to existing shareholders will result from sales of these shares.


                            SELLING SECURITY HOLDERS

     We are paying the costs of registering the securities offered by this prospectus, including legal fees, SEC filing fees, and related expenses. We are not paying any costs of selling the shares that may be incurred by the selling shareholders, whether in the form of commissions, underwriting fees, or other transaction cost. The term "selling shareholders" or "selling security holders" includes the shareholders listed below and their respective transferees, assignees, pledges, donees or other successors who may acquire a beneficial interest in the shares.

     Except as indicated in the table, none of the selling shareholders is an executive officer, director, or beneficial owner of more than 10% of our common stock, or otherwise affiliated with us. Transactions in our stock by our affiliates are subject to the provisions of Section 16 of the Securities Act, which provides in part (with certain exceptions) that any profit realized by the purchase and sale, or the sale and purchase, of our stock within any period of less than six months must be forfeited to us (the "short-swing profit rule"). While Section 16 does not limit the ability of the persons to execute buy and sell transactions within a six month period, to the extent (if any) that the rule would apply to sales under this prospectus, those officers, directors and 10% shareholders may decline to sell any portion of the shares offered if such a sale would be disadvantageous under the short-swing profit rule.

     The table below shows information regarding the selling shareholders, including:

     1. the number of shares owned by each selling shareholder prior to the offering;

     2. the total number of shares that are being offered by each selling shareholder;

     3. the total number of shares that will be owned by each selling security holder on completion of the offering; and

     4. the percentage of our outstanding common stock that will be owned by each selling shareholder upon completion of the offering if all of the offered shares are sold.

The entries under the columns "Shares Owned After Offering" and "% Owned After Offering" presume that each selling shareholder sells all of the shares offered. However, no selling shareholder is obligated to sell any minimum number of shares on this Offering.

   ===================================================================================================================
                                                               Shares Offered       Shares Owned
                                          Shares Owned            by this               After          % Owned After
      Name of Selling Shareholder        Before Offering         Prospectus           Offering            Offering
   ----------------------------------    ----------------      ---------------      --------------     ---------------
   Helen Allen                                   200,000              200,000                   0                   0
   Barbra J. Arnesen                              40,000               40,000                   0                   0
   Shreri Lynn Bingham                           300,000              300,000                   0                   0
   Travis Bingham                                300,000              300,000                   0                   0
   James Brady                                    60,000               60,000                   0                   0
   Charles D. Carofoli*                          350,000              350,000                   0                   0
   Curt C. Carofoli                              350,000              350,000                   0                   0
   Nancy Carofoli*                             1,000,000            1,000,000                   0                   0
   Jeff Coleman                                  800,000              800,000                   0                   0
   Corporate Capital Formation, Inc.           1,000,000            1,000,000                   0                   0
   David L. Cuthbert*                            800,000              800,000                   0                   0
   May Cuthbert*                                 800,000              800,000                   0                   0
   Richard & Lorene Dagg*                        200,000              200,000                   0                   0
   Richard L. Dagg*                              200,000              200,000                   0                   0
   Denise A. Dupius                               20,000               20,000                   0                   0
   George Fotiades                                60,000               60,000                   0                   0
   James Gibbs                                   200,000              200,000                   0                   0
   Gerald Goulston                                60,000               60,000                   0                   0
   Gary Grieco                                   500,000              500,000                   0                   0
   Debby Hansen-Coleman                          600,000              600,000                   0                   0
   Clinton L. Haymond                            300,000              300,000                   0                   0
   Antoine Jarjour*                            1,400,000            1,400,000                   0                   0
   Jarjour Group, Inc.*                          800,000              800,000                   0                   0
   Jace Jones                                    450,000              450,000                   0                   0
   Al King                                       300,000              300,000                   0                   0
   Richard Landerman                             600,000              600,000                   0                   0
   Elizabeth Martin                               50,000               50,000                   0                   0
   Kenneth Dale & Dois L McCulley                 16,000               16,000                   0                   0
   Michael McCulley                              150,000              150,000                   0                   0
   Antoine & Micheline Melki                      40,000               40,000                   0                   0
   Gary Pace                                     800,000              800,000                   0                   0
   Kathy Pacquet                                  20,000               20,000                   0                   0
   Chris Richardson                              300,000              300,000                   0                   0
   Russell Rombold                               150,000              150,000                   0                   0
   Connie S. Ross                                500,000              500,000                   0                   0
   Elizabeth Sanders                             800,000              800,000                   0                   0
   Brice A. Smith                                200,000              200,000                   0                   0
   Jeffery Smith                                  60,000               60,000                   0                   0
   Michael E. Smith II                           200,000              200,000                   0                   0
   Randall Smith                                 200,000              200,000                   0                   0
   Charles W. Tardanico*                       3,150,000            3,150,000                   0                   0
   Gregory Tardanico                             100,000              100,000                   0                   0
   Mary Jane Tardanico*                        1,200,000            1,200,000                   0                   0
   Stanley Tavares                                60,000               60,000                   0                   0
   Constance C. Tenney                         1,100,000            1,100,000                   0                   0
   Hani Tobia                                     20,000               20,000                   0                   0
   Jeffery Viella                                 40,000               40,000                   0                   0
   John Viscarella                                60,000               60,000                   0                   0
   Salvatore Viscarella                           60,000               60,000                   0                   0
   Kristy Warren                                 300,000              300,000                   0                   0
   Ray E. Warren                                 600,000              600,000                   0                   0
   Wedbush Morgan Securities                     200,000              200,000                   0                   0
   Bassam Yazigi                                  15,000               15,000                   0                   0
   Faten Yazigi-Latouf                           100,000              100,000                   0                   0
   James W. Young                                 75,000               75,000                   0                   0
   -------------------------------------------------------------------------------------------------------------------
   * Affiliate of Perfect Health Care Corp.


                              PLAN OF DISTRIBUTION


     The shares that are offered by this prospectus are shares that we have already sold to the selling shareholders, or that the selling shareholders have acquired in private transactions. Selling shareholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions: (a) transactions in the over-the-counter market; (b) transactions on a national or regional exchange that lists our common stock; or (c) transactions negotiated privately between the selling shareholders and the purchasers. Our shares are not currently listed on any exchange or quotation system, although we have applied to have our shares quoted on the Over-the-counter Bulletin Board ("OTC-BB") upon the effectiveness of the registration statement we filed with the U.S. Securities and Exchange Commission and of which this prospectus is a part. Listing on an exchange or the OTC-BB does not ensure that an active market for the shares will develop.

     We have agreed to pay the legal, accounting, and miscellaneous costs of registering the common stock offered by the selling security holders, which we estimate to be about $________. We will not, however, pay any brokerage commissions or underwriting discounts that the selling shareholders may incur in selling their shares. We know of no existing arrangements or agreements between any selling shareholder and any broker or underwriter, however the shareholders may, at their discrection, enter any such agreement either individually or as a group.

     The selling shareholders must comply with regulations relating to distributions of securities by selling shareholders, including Regulation M under the Securities Exchange Act of 1934, which prohibits selling stockholders from purchasing or offering to purchase shares during or in close proximity to the period during which they are selling the same class of shares.

     Some states may dictate that requirements relating to registration, exemption, or notification be met before the selling stockholders may sell their shares. In addition, some states may require that the shares be sold only through registered broker-dealers.


                                LEGAL PROCEEDINGS

     We know of no current or threatened legal proceedings involving us.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS



     The directors and executive officers of the Company are as follows:

===============================================================================
Name                      Age        Position                    Service Began
-------------------- ------------ ---------------------------- ----------------

Antoine Jarjour           47         President, CEO,             April 2003
                                     Acting CFO, Director
                          37
Roula Jarjour                        Secretary                   July 2003

Charles Tardanico         64         Director                    April 2003

Richard Dagg              56         Director                    April 2003

Charles Carofoli          56         Director                    April 2003
-------------------------------------------------------------------------------
Note: The full board acts as both the audit committee and the compensation committee. The Company intends to seek at least one independent director to serve on the audit committee who qualifies as a "financial expert" pursuant to
Section 407 of the Sarbanes-Oxley Act of 2002, and the implementing SEC rules, but has not as yet done so.


     Antoine Jarjour, age 47, is President and a Director of the Company. He earned a B.A. Degree in Business Administration in 1977 and a Masters in Business Administration in 1982. Since 1989 Mr. Jarjour has served as President and CEO of Meray Corp., and its affiliate Seen on Screen, Inc., which together operate a national chain of franchise and company-owned specialty retail stores in high-traffic malls across the U.S. Mr. Jarjour currently devotes between 16 and 24 hours per week to the business of the Company.

     Roula Jarjour, age 38, is Secretary and the spouse of Antoine Jarjour. Ms. Jarjour holds a Bachelor of Arts degree in literature and has served as vice president and corporate secretary for Meray Corp. and Seen on Screen, Inc. since1989. Ms. Jarjour currently devotes about ten hours per week to the business of the Company.

     Charles Carofoli, age 56, was appointed independent director in April of 2003 to fill a vacancy on the Board until the next annual meeting of shareholders. Mr. Carofoli has extensive marketing and management experience, having served since 1989 as President and CEO of Mayflower Food and Spirits, a retail marketing complex including auto service and repair, grocery and liquor sales, and a full-line delicatessen.

     Charles W. Tardanico, age 64, was appointed independent director in April of 2003 to fill a vacancy on the Board until the next annual meeting of shareholders. Mr. Tardanico received a B.S. Degree from Fitchburg State College in 1971, and a Masters in Education from Suffolk University, Boston, in 1974. Since 1985 Mr. Tardanico has been the owner and general manager of East Bay Builders, Inc., a builder and remodeler of residential buildings on Cape Cod.

     Richard L. Dagg, age 56, serves as Vice-president - Marketing and a director of the company. Mr. Dagg received a B.A. Degree from Washington State University in 1969. He has worked in Sales Management since 1978, including seven years as Vice President of Sales for Hunter Douglas and six years as National Vice President of Sales for Comfort-Tex Corp.Mr. Dagg currently devotes between 16 and 24 hours per week to the business of PHCC, which he expects to increase during the coming year to as much as 32 hours per week.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 22, 2004, the beneficial ownership of our common stock: (i) by each stockholder known by the Company to beneficially own more than 5% of the common stock (ii) by each director of the Company; (iii) by the Company's chief executive officer; and (iv) by all executive officers and directors of the Company as a group. Amounts presented give effect to the April 9, 2002 one-for-ten reverse stock split. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of common stock listed.

======================================================================================
 Title                                                                       Percent
of Class            Persons or Group                       Shares Owned      of Class
--------------- --------------------------------------- ----------------- ------------
Common          Antoine Jarjour                              10,254,0001      25.7%
Common          Roula Jarjour                                 8,000,0002      20.0%
Common          Richard Dagg                                    250,0003       0.6%
Common          Charles Carafoli                              1,350,0004        3.4
Common          Charles Tardanico                             4,350,0005       10.9
Common          David L. Cuthbert                             2,000,0006        5.0
--------------- --------------------------------------- ----------------- ------------
Common          Officers and Directors as a Group (3)         24,204,000      60.6%
--------------------------------------------------------------------------------------
(1)  President and a director of the company. Ownership includes 8,000,000 shares issuable upon conversion of 800,000 shares of Series A Preferred stock, and 800,000 held by Jarjour Group, Inc. a holding and investment company controlled by Mr. Jarjour.
(2)  Secretary of the corporation, and spouse of Antoine Jarjour. Includes
     8,000,000 shares issuable upon conversion of 800,000 shares of Series A
     Preferred stock. The Jarjours share beneficial ownership and dispositive power of the preferred stock.
(3)  Vice president and a director. Includes 50,000 shares issuable upon exercise of warrants.
(4)  A director of the company. Includes 1,000,000 shares held by the director's spouse.
(5)  A director of the company. Includes 1,200,000 shares held by the director's spouse.
(6)  An investor not otherwise affiliated with us. Includes 800,000 shares held by the investor's spouse, and 4,000 shares issuable upon the conversion of a warrant exercisable at $.50 through August 29, 2005.


     We know of no existing arrangements which could, at a subsequent date, result in a change of control of the Company.

     The table below provides information, as of April 22, 2004, as to the number of outstanding shares of common stock subject to warrants held by directors and officers of the Company.


                    Warrants Outstanding - Directors/Officers
                              As Of April 15, 2004

--------------------------------------------------------------------
                                                       Number of
    Expiration Date          Exercise Price          Common Shares
------------------------ ----------------------- -------------------
August 29, 2004                    $0.50                50,000
--------------------------------------------------------------------
                                   Total                50,000
                                                 ===================




                            DESCRIPTION OF SECURITIES

     The shares being offered are our $.001 par value common stock. Currently, our authorized capital consists of 175,000,000 shares of common stock, and 25,000,000 shares of undesignated preferred stock (also $.001 par value). As of the date of this prospectus, there were 23,395,000 shares of our common stock outstanding.

     Beneficial owners of our common stock are entitled to certain rights and privileges under Nevada law, our Articles of Incorporation and our Bylaws, as follows:

1. to cast one vote per share on all matters to be voted upon by the stockholders;

2. subject to preferences that may be applicable to any outstanding preferred stock, to share ratably in dividends, if any, when and if declared from time to time by the Board of Directors out of legally available funds; and

3. in the event of the liquidation, dissolution or winding up of PHCC, to receive a proportionate share of all assets remaining after payment of liabilities, except that distribution rights of preferred stock then outstanding, if any, will be paid first.

     The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR BY-LAWS AND OF NEVADA LAW.

     PCHH By-laws. Our By-Laws provide that stockholders may call a special meeting of stockholders only upon a request of stockholders owning at least 25% of our voting capital stock. Further provisions require a vote of 70% of the shares eligible to vote in order to remove a director from office. These provisions of the By-Laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and discourage certain types of transactions that may involve an actual or threatened change of control. Such provisions could have the effect of discouraging others from making tender offers for the common stock and, as a consequence, may also inhibit fluctuations in the market price of the common stock that could result from actual or rumored takeover attempts.

     Nevada General Corporation Law ("NGCL"). The terms of Chapter 78 of the NGCL apply to the Company since it is a Nevada corporation. Under certain circumstances, the following selected provisions of the NGCL may delay or make more difficult acquisitions or changes of control of the Company. The Articles and By-laws do not exclude the Company from such provisions of the NGCL. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

     NRS 78.378 to 78.3793 limits the voting rights of a person who acquires a controlling interest in a Nevada corporation.

     NRS 78.411 to 78.444 limits certain business combinations with interested stockholders, unless the combination is approved by a majority of the corporation's directors prior to the interested stockholder acquiring his or her shares.

     NRS 78.200 empowers a corporation's board of directors to create and issue rights or options to purchase any class of the company's equity stock. Such an issuance may be used to prevent or discourage a change of control of the Company.

     NRS 78.138 permits the board of directors to determine whether a change in control or proposed business combination is in the best interests of the corporation, and to take action to continue the corporation's independence if it so chooses.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

     Our directors and officers are indemnified as permitted by the Nevada Revised Statutes and provided in our Articles of Incorporation and By-Laws. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against Securities Act liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     We retained Randy Simpson, CPA P.C. to audit our financial statements for the years ended June 30, 2003 and June 30, 2002. Neither Mr. Simpson nor his firm possess any material interest in the company.

     Amy Clayton, Esq., has provided us with an opinion of counsel regarding the legality of the shares to be sold using this prospectus. Ms. Clayton holds no material interest in us.


                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

     Perfect Health Care Corp. ("the Company") was incorporated in the State of Utah on August 17, 1987 as Love Calendar, Inc., for the purpose of developing and marketing specialty advertising and promotional products. We raised a modest amount of capital in a Rule 504 limited offering, but were generally unsuccessful in developing the concept into a viable enterprise. Ultimately we abandoned our business plan after exhausting our funds and being unsuccessful in raising additional capital. Following several years of seeking out and examining a number of business opportunities, including failed attempts to resurrect the marketing business, we adopted our current business plan.

     In April, 2003 our Board adopted, and our shareholders approved, a plan of reorganization whose sole purpose and effect was to move the company's domicile from Utah to Nevada. Shortly thereafter, we adopted our current business plan, accepted Jenifer Ayers' voluntary resignation as President, and appointed Antoine Jarjour President and an interim Director. We paid no underwriting fees or commissions in connection with the reorganization.

     We have only recently begun sales of our new product line, and although we are encouraged by our initial sales success, we have not yet established broad market acceptance of our products, and cannot predict when, if ever, we will do so. Our sales will have to increase substantially from current levels before we can expect to become profitable.

INDUSTRY OVERVIEW

     Perfect Health Care Corp. is engaging in a business that addresses the growing need in the U.S. for consumer access to "affordable" health care. In the past decade, the costs of providing even basic health services have escalated dramatically, to the point that adequate insurance is becoming increasingly beyond the means of employers to provide or of consumers to purchase. Twenty years ago, 85% of U.S. employers offered health benefits to their employees, while today the number is around 60%. Among companies with fewer than 200 employees, the number drops to around 30%.

     The United States Department of Commerce reports that more than 40,000,000 U.S. citizens are without any health insurance. Industry insiders say that the Department's numbers understate the problem, because they measure only those who are uninsured at a particular point in time, while the uninsured segment tends to be transient since most people rely on their employers to provide the coverage. In reality, an estimated 80,000,000 people in America went without insurance for some period in the last two years, and 24 million Americans were uninsured for the entire two-year period (source: AMNews, April 14, 2003). Millions who do have health insurance are seeing their premiums increase, their coverages being reduced, or both. Escalating medical liability insurance premiums for physicians and other providers are ultimately passed through to the health services consumer. And brand-name prescription medication prices are increasing at double-digit rates. As a consequence of these and other factors, industry analysts, the media, and debates in Congress commonly refer to the situation in terms such as "the current healthcare crisis in America."

     One innovative response to the "crisis" has been the creation of membership medical savings plans, such as those we offer. These plans offer pre-negotiated discounts for their members, reducing by between 5% and 70% the costs of medical and pharmaceutical services and products for members purchasing without insurance reimbursement. The cost of membership is typically a fraction of the cost of coverage under a major medical, HMO ("health maintenance organization") or PPO ("preferred provider organization") coverage, and the eligible providers typically are the same as those of the HMO/PPO. Thus, while not insurance, the savings plan membership can make basic health services more affordable to patients for whom those services and products are not covered by insurance.


PRODUCTS

The "National Healthcare Card(R)" Brand

     We market and support a variety of membership card products that are similar in nature but offer differing "bundles" of benefits, and are targeted to different market "niches" such as employees, affinity groups, and geographic regions. (In this discussion we use the term "the Card" to refer to our products in the aggregate, unless the context requires otherwise.) The Card is designed to supplement, not replace, insurance and other options available to consumers to reduce their out-of-pocket costs for health care services and prescriptions. The Card is not an insurance product. There is no undertaking by us as the plan administrator to pay any portion of any fee for services or prescriptions purchased using the Card. Rather, the Card provides the consumer with access to networks of providers who are members of Preferred Provider Organizations (PPOs) or other provider associations and who have agreed in advance to honor the Card and accept previously-negotiated reductions in their fees from patients who pay cash for their services and prescription drugs. The cardholder simply presents her card to the participating provider at the time of the service to qualify for the discount. Our network currently includes more than 500,000 providers nationwide, whom cardholders are able to easily identify by location and practice area using either the toll free "800" number printed on the card, or our World Wide Web-based provider search engine.

     The Card programs permit subscribers to enjoy the benefit of the greater "buying power" typically available to members of large buying groups by participating in pre-negotiated discounts off standard fees. The provider benefits by receiving the patient referral at a predictable marketing cost (i.e., the amount of the discount), and by eliminating the lengthy delay typical of awaiting payment from an insurance company or HMO. The customer pays a monthly, quarterly, or annual membership fee for access to our provider networks and for extensive customer support services. The amount of the membership fee varies depending upon the package of benefits provided. The amount of the discount off the providers' regular fee schedules varies depending upon the type of service and perhaps other factors, but the discounts are genuine, ranging from about 10 percent to about 60 or in a few cases 70 percent.

     Although the Card is not insurance, and is not intended to take the place of insurance, we believe that millions of Americans can benefit from owning the Card whether or not they carry other health coverages, but especially if they do not. Net of the discounts, it is likely that cardholders will pay "out-of-pocket" more for specific drugs and services than with most HMO and insurance plans, especially plans provided by large employers. On the other hand, the minimum monthly cost of owning the Card is generally significantly less than monthly premiums on health insurance, and one membership fee covers the member's entire immediate family, whereas insurance premiums normally increase as family members are added. These features make the Card especially attractive for families that only occasionally purchase drugs and medical services, and whose expected benefits would not justify the cost of insurance coverage.

     In general, we believe the Card to be potentially attractive and beneficial to health care consumers in the following categories:

     o    People with gaps in their insurance coverage.

     o People who have been turned down for insurance coverage of a procedure due to a pre-existing condition clause.

     o People who have been turned down for insurance because of age or infirmity.

     o People who have reached the yearly and/or lifetime benefit limits of their insurance policy.

     o People who choose alternative healthcare solutions that are often not covered by HMOs.

     o    The self-employed.

     o Small business owners who want to provide their employees with a healthcare benefit.

     o Employees whose employers have terminated or curtailed employee health benefits.

     The Institute of Medicine of the National Academy of Sciences recently reported that the lack of insurance is associated with Americans getting too little care too late. The uninsured are sicker, die younger, and receive less care for traumatic injuries than people with health insurance. We hope and expect that membership in our discount healthcare programs will encourage the uninsured and under-insured to seek appropriate care when needed. Even where no medical need arises, we hope and expect that cardholders will benefit from a level of comfort and security in the knowledge that if uninsured medical services should be needed, they may be had at substantial discounts.

The National Healthcare Card Plus(R)

         Our flagship product is the National Healthcare Card Plus(R). Sold as a one-year renewable membership, the Plus card gives the member and his or her immediate family pre-negotiated discounts off the providers' regular prices for:

     o    Physicians - both primary care and specialists

     o    Hospitals and clinics

     o    Therapists

     o    Radiology services

     o    Laboratory services

     o    Dental care

     o    Vision care

     o    Pharmacy - both retail and mail order

     o Alternative healthcare - including yoga, acupuncture, massage, holistic, etc.

     o    Chiropractic

     o    24-hour nurse support

plus,

     o    Veterinary services and pet products, and

     o Prepaid legal services (for all legal matters, not just healthcare related)

Our network includes more than 500,000 providers nationwide. Most major metropolitan areas have very good provider coverage, comparable to large HMOs and PPOs; in certain regions, however, we have too few providers in certain categories to make the card useful for some consumers. We have an ongoing program of nominating new providers in all areas to become members of the provider network; in the meantime, in order to assist prospective cardmembers in making a purchase decision, we provide both on-line and toll-free provider search capabilities so that they can determine whether their providers of choice are members of our network. After enrollment, the member receives extensive customer support, including access to our 24-hour "Nurse on Call" help line system. This program allows cardmembers real-time access to licensed registered nurses to answer questions about a variety of personal health issues, including:

     o    Practical solutions for minor injuries and illnesses

     o How to prepare for the doctor visit and what questions to ask the doctor

     o    Suggestions for wellness practices

     o    Understanding the available healthcare choices

     o    Advice on prescription and over-the-counter medications

     o    Where to find more information about medical conditions

     o    Where to contact support groups for specific conditions

     Currently, there are three alternative versions of the National Healthcare Card(R) that offer varying mixes of benefits. These are:

     o    "Prescription Plus Care"

     o    "Primary Care"

     o    "Platinum Care"


Other Products

     In addition to the National Healthcare Card(R) products, we intend to develop and market a portfolio of similar products with features and benefits oriented toward certain "niche" markets. These markets may include geographic regions, employee groups, non-profit fraternal and other affinity groups, retail stores, medical specialty areas, and others. These card products would function in essentially the same manner as the National Healthcare Card, but would allow the group to have input on the bundle of benefits, eligibility, and pricing of the plans. In addition, these affinity group products could be either (a) "co-branded," meaning the product would be identified with both us and the group, or (b) "private labeled," that is, identified exclusively with the group but with PHCC providing the plan administration and customer support.

     Coincidentally, we intend to develop a marketing unit to specialize in these group cards, which we expect to sell on a wholesale basis through the managements of the various organizations. To date, we have not finalized the terms, benefits or prices of any of these products, nor have we received purchase commitments from any company or group.


MARKETING

     We are in the process of developing a detailed plan which we hope will give us a rapid initial market penetration, with potential for continued revenue growth, although the scope of any such plan will naturally depend on our success in raising needed capital, which remains uncertain. We believe the National Healthcare Card(R) to provide an attractive package of benefits that should be competitive with other offerings in the medical savings industry. Accordingly, we are committed to investing a substantial portion of our available resources in building a strong network of providers, and a customer service capability that we expect will ensure that most new subscribers have a satisfactory experience with their memberships and will want to continue beyond the initial subscription period. In the expectation of satisfactory rates of customer retention, we are offering features that should encourage new subscribers to try out our Card by reducing or eliminating their risk. These features include early cancellation privileges, refund guarantees, and "trial" periods of free or discounted membership.

Direct Sales

     We have entered into an agreement with Universal Insurance Services ("UIS") whereby UIS will distribute, on a non-exclusive, best-efforts basis, the Card and derivative products through its sales agents and affiliated "independent business owners" ("IBOs"). We have agreed that UIS may, at its option, market products that may directly or indirectly compete against our products; nevertheless, we expect, although we cannot be certain, that UIS agents and IBOs will actively market our products as complements to their own offerings.

     Our agreement with UIS is for a renewable two-year term, with either party having the right to cancel for good cause. UIS is not guaranteeing us any minimum level of sales. We have the right to train the sales reps on our products and to approve all sales material and contracts prior to their use. UIS has already begun its sales activities on our behalf and is contributing a substantial portion of our initial sales volume.

     We also intend eventually to develop our own direct marketing force to sell the Company's brand, although the details are not yet final. We will likely have to raise additional capital before we can establish an effective in-house sales force.

Web Marketing

     We are developing a sophisticated, interactive World Wide Web site where visitors can view details of our National Healthcare Card(R) plans, make inquiries, search our network for providers in their local areas, and even enroll online if they so choose. Password-protected areas of the website will permit providers to obtain news and information specific to their interests, and sales reps to access the training materials, schedules, and individual commission information.

     Naturally, in order for a website to be useful as a marketing tool, prospective customers must know about it and visit it. With millions of websites competing for the consumer's attention, driving traffic to a particular site can be challenging as well as expensive. We intend to enter relationships with various high-traffic Internet sites whereby we will purchase "pay-per-click" advertising space, meaning we are charged for the ad based on the number of actual referrals to our website, rather than the number of visual impressions. We also intend to hire employees or consultants with expertise in web marketing, although we have not engaged any such specialists as yet.

         The URL of our website is http://www.nhcplus.com.

Wholesale Marketing

     We believe that the managements of many small companies (fewer than 200 employees) simply cannot afford the premiums for an HMO or major medical policy for their employees. We believe a substantial portion of these employers would consider paying the much smaller subscription fee for a medical discount plan as a form of health benefit for their employees. Accordingly, we intend to recruit and train wholesale marketing specialists who will call on small companies, fraternal groups, non-profit membership corporations, educational organizations, and various other "affinity" groups to offer a "branded" version of one or more of our card programs. In this case, a specially designed card would carry the client group's logo, as well as that of our provider network; the client's group manager would decide who in the group qualifies to receive the card, then make a bulk purchase from us. Under this arrangement, we would provide the ongoing administration of the plan and customer support, exactly as we do for the cards we market directly to consumers.

     We expect to commence marketing of wholesale Card programs in the second or third quarter of calendar year 2004. We do not yet know the availability or employment and training cost of such wholesale marketing specialists.


Trade Shows and Industry Conventions

     In order to gain exposure for the our Card products, as well as to initiate contact with potential resellers and wholesale customers, we exhibit at various trade shows and industry conventions in related industries, such as insurance, pharmaceutical, and healthcare. While it is premature to quantitatively measure the effectiveness of these exposures, our early experience suggests that they will prove effective in the long term as an on-going source of business. These exposures are quite costly, however, and unless we can raise additional capital in the next 12 months we may have to curtail or suspend our attendance at them before they result in meaningful revenues.

Reseller Agreement

     In September of 2003 we entered into an agreement with Benefit Technologies International of Sun City, California ("BTI"), a California-licensed insurance brokerage firm specializing in medical coverage for small and large groups and senior citizens. Under the agreement, BTI will market a co-branded version of our National Healthcare Card Plus(R) to its insurance customers as a supplement to its insurance products. As we are still in the initial training phase of the relationship, we cannot yet predict any level of sales under the agreement; however, both BTI and we expect the offering to receive a positive reception among BTI's clients.

Competition

     The 10-year-old market for non-insurance healthcare savings programs is becoming quite competitive. As a new entry into the business, we face significant challenges in achieving an initial market penetration and in sustaining a rate of growth sufficient to ensure our success. A number of competing firms already have established marketing organizations and customer support structures. Many have significantly greater financial resources and consumer recognition than we have.

     To effectively compete in the discount medical marketplace, at a minimum we will have to be able to:

     a) identify individuals and groups who are likely prospects for our products;

     b)   get our sales message in front of those prospects cost-effectively;

     c) establish and maintain relationships with providers and provider networks ("PPOs")

     d)   offer a competitive combination of benefits at competitive pricing;

     e) recruit and train sales reps to present our products accurately and compellingly; and

     f)   provide superior provider and customer support.


     The following are the companies we have identified as those likely to be our primary competitors for customers, providers, and sales reps:

         AmeriPlan  -  Texas
         Full Access Medical  -  Georgia
         Precis, Inc. (NASDAQ: PCIS)   -  Oklahoma
         U. S. Health Advisors  -  Texas
         Family Care  -  Georgia

     In addition, a number of companies offer medical discount programs that are localized geographically, or specialized in certain service categories such as dental, chiropractic, or pharmacy only. Recently, several of the major drug manufacturers have begun, or announced plans to begin, offering prescription discount cards applicable to their own drug brands only. And the Bush administration began in 2001 to promote a discount drug card program for seniors who are covered by Medicare, although implementation of that program has been halted indefinitely by the federal courts in response to challenges to the program's legality.

     In competing effectively for sales, we believe the two most important features of medical discount programs to be the cost/benefit ratio of the plan, and the after-sale customer support. Because of the marketing cost of acquiring each new customer, it will be important that as many customers as possible have a satisfactory experience in realizing the various benefits from the Card so that they will renew their Card membership beyond the initial period. Accordingly, we intend to invest a considerable portion of our available resources in

     a) researching our markets to keep abreast of trends in the demand for consumer-paid healthcare;

     b) training our sales reps to completely and accurately explain the benefits, limitations, and use of each Card product;

     c) staffing and training a sophisticated customer-support center, from which both cardholders and providers can get prompt, courteous, and complete information about all aspects of our programs; and

     d) constantly seeking and negotiating new agreements with PPO's and providers.


REGULATION

     At present, the healthcare savings programs we offer are not subject to regulation as insurance policies, and our sales representatives need not be licensed as insurance brokers. We will not pay or guarantee payment for medical services, or in any way represent that our Card pays benefits like an insurance policy. However, there is no assurance that future legislative or regulatory enactments will not cause our proposed operations to become regulated. We cannot now predict the impact on our business of compliance with any new laws or regulations, but it is likely there would be a material effect in either increased cost of compliance, restrictions on our operations, or both.

     Most states have a pyramid marketing statute to restrict direct marketing activities of the sort commonly referred to as "pyramid schemes," in which the "downline" reps typically end up with garages full of inventory, while those at the top of the organizational pyramid reap commissions for signing up new reps rather than for sales of products. We intend to scrupulously avoid entering into any selling relationships of this type, but we cannot be certain that state authorities will not from time to time challenge our sales structure, causing us to incur legal or other expenses.

     On April 14, 2003, regulations went into effect to establish patient privacy protections as part of the Heath Insurance Portability and Accountability Act of 1996 (HIPAA). HIPAA included provisions designed to encourage electronic transmission of patient information between and among providers, benefit plans, and health care clearinghouses. The new regulations, developed by the Department of Health and Human Services, represent a uniform federal floor of privacy protections for consumers.

     We are studying the new regulations to determine whether they are applicable to our business, and what, if anything we will have to do to ensure our compliance. We think it likely that at least some provisions will in fact apply to us, but cannot predict at this time whether the cost of compliance will prove to be material to our operations. Our failure to comply with any applicable provisions of HIPAA could subject us to civil and criminal penalties.

     Twenty-three states have "business opportunity" laws that prohibit sales of business opportunities unless the seller gives potential purchasers a pre-sale disclosure document that has been filed with a designated state agency. In order to recruit marketing representatives in those states, we may have to provide such a disclosure document, and otherwise comply with the state's requirements.

     The Federal Trade Commission, as well as the securities regulators in states having a franchise law, may assert that our relationships with marketing representatives are subject to the registration, disclosure and reporting requirements applicable to franchises. Although we intend to structure our marketing relationships so as to avoid application of franchise laws, we may from time to time have to expend resources in refuting such franchise law claims, and if we are found to be in violation may have to pay civil penalties, be enjoined from doing business in the jurisdiction, or expend funds to bring our operations into compliance with those laws.

EMPLOYEES

     We currently have four full time and 2 part time employees, in technical, customer service, and sales capacities. Over the next year we expect to add employees, but have not yet determined the numbers or capacities.

     We believe we have a good relationship with our employees. We have no union contracts or labor relations issues.

FACILITIES

     All of our operations are located in a 5,500 square foot office building located at 4017 Colby Avenue, Everett, Washington. The building is owned by our President, Antoine Jarjour, whom we pay $2,300 per month on a month-to-month verbal agreement. Our Board, with Mr. Jarjour abstaining, made a determination that the payment amount is fair and reasonable, is competitive for similar space in that market, and that the arrangement serves the interests of the Company. Mr. Jarjour is under no obligation to continue to provide the space for any period in the future.

INFORMATION FOR SECURITY HOLDERS

     As a "reporting issuer" under the Securities Exchange Act of 1934, as amended, we file periodic and special reports with the Securities and Exchange Commission ("SEC"), including:

     1. an Annual Report of Form 10-KSB, which includes an audited financial statement and detailed information about us and our activities;

     2. Quarterly Reports of Form 10-QSB, which consist of an unaudited interim financial statement and certain other information not disclosed in a previous report; and

     3. Current Reports on Form 8-K for certain specified events if and when they occur, such as a change of control of the Company or a change in our certifying accountants.

Also, if we solicit proxies for an annual or special meeting of shareholders, we will send a copy of the Definitive Proxy Statement we file with the SEC to each shareholder of record as of the record date of the meeting.

     All of these reports are public records and you can view them at the SEC's website at http://www.sec.gov, or by visiting the SEC's Public Reference Room at 450 5th Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.


                             DESCRIPTION OF PROPERTY

     We do not own any real property. We have not yet adopted any policies regarding investment in real property, as we do not expect to make any real estate purchases in the foreseeable future.



            MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with our audited financial statements for the fiscal year ended June 30, 2003, and our unaudited interim statements for the period ended December 31, 2003

RESULTS OF OPERATIONS FOR FISCAL YEAR ENDED JUNE 30, 2003

     Since our inception, we have funded our activities by issuing stock. Although we will continue periodically to seek external sources of funds, there can be no assurance that we will be able to raise sufficient capital to fund our operations. If we do raise equity capital, depending on the number of shares issued and the issue price of the shares, current shareholders' interests may be diluted.

     Substantially all of our sales, expenses financing and investment activity occurred in the fourth quarter, as we began to implement our new business plan. During our year ended June 30, 2003 we raised net cash proceeds from equity financing in the amount of $459,000. These were sales of our $.001 par value common stock made without registration under the Securities Act of 1933 (the "Act"), pursuant to a private placement under Regulation D of the Act.

     We had net realized sales of $26,892 for the year, plus $74,975 in deferred revenues for prepaid annual memberships. Currently, all of our Card products are sold as renewable annual memberships, for which we receive either monthly payments or a discounted payment in advance for the entire term. Where we receive monthly payments, we recognize revenue each month as we receive the payments. In the case of pre-paid memberships, we defer both the revenue and the cost, recognizing them pro-rata over the succeeding periods for the period of the membership.

     Expenses in the period were $259,741 and included $50,000 in non-recurring charges for goodwill (in connection with the reorganization - see Note 2 to the Financial Statements) and the payment in preferred stock to our President (see
Note 3 to the Financial Statements).

     Also during the period, we assumed from a company that is now in bankruptcy certain capital leases covering computer and communications equipment to be used in our customer service call center. We estimate the useful life of the equipment to be 3-5 years; we expensed $11,176 in the period as depreciation.

     The Company's consolidated financial statements were prepared on a going concern basis, which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business. The ability to continue as a going concern is dependent on the Company's ability to generate profitable operations in the future, to maintain adequate financing, and to achieve a positive cash flow. There is no assurance it will be able to meet all or any of such goals.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED DECEMBER 31, 2003

     Differences in income and expenses for the interim period ended December 31, 2003 compared to the same period in 2002 were attributable to our activities in the medical discount card business. In the current period we recognized revenues $46,557 vs. $0 for the corresponding prior year period, while expenses were $488,204 vs. $946. Our net loss (unaudited) for the six months ended December 31, 2003 and 2002 was $458,176 and $946, respectively.

LIQUIDITY AND CAPITAL RESOURCES; SIGNIFICANT TRENDS

     Although our revenues are increasing, our operating expenses continue to exceed those revenues so that we are accumulating deficits. As of December 31, 2003, our accumulated deficit from inception was $709,519. It is likely that we will continue to operate at a loss for the foreseeable future.

     At our present levels of revenues and expenses, we expect the funds we received in the private placement to support the Company's operations for only about four months from the date of this prospectus. We have no funding commitments or significant lines of credit available. It is highly likely that we will need to raise additional capital to sustain our administrative and marketing expenditures before we achieve significant revenues from operations. As of the end of the period, we had not yet begun to realize revenues from our remarketing agreement with BTI, so we remain uncertain as to the level of revenues to expect from that source. We expect revenues from our UIS/Quixtar remarketing agreement to continue to increase, although not to a level sufficient to cover our expenses for the foreseeable future. And we are realizing some revenues from our direct marketing efforts, but those activities will have to be expanded in order for those revenues to increase, which will require that we raise additional capital for marketing expenses.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OFFICE LEASE

     We lease office space on a month-to-month basis from our President, Mr. Antoine Jarjour, for $2,375 per month. The board of directors, with Mr. Jarjour abstaining, approved the transaction after making a determination that the terms of the rental arrangement were equivalent to or more favorable than the company could obtain from an independent party.

EQUITY STOCK FOR SERVICES

     We issued 1,600,000 shares of preferred stock to our President in exchange services in connection with the planning and organization of our medical savings plan business, valued at $25,000. Our board of directors, with Mr. Jarjour abstaining, approved the transaction after making a determination that the issuance was reasonable and in the best interests of the company.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET

     Our authorized capital consists of 175,000,000 shares of $.001 par value common stock, and 25,000,000 shares of undesignated preferred stock. As of April 15, 2004 we had 23,510,000 shares of common stock issued and outstanding, of which 10,204,000, or 25.6%, were held by our affiliates. Taking into account securities convertible into our common stock, affiliates would hold 60.6%.

     There is currently no trading market for our shares, so purchasers of our common stock may find it difficult or impossible to dispose of them. We are in the process of applying to the National Association of Securities Dealers ("NASD") to have our shares quoted on the Over-the-Counter Bulletin Board ("OTC-BB") electronic quotation system, but we cannot assure you when, if ever, an active trading market in our shares will develop.

     Upon the effectiveness of the registration statement of which this prospectus is a part, 22,256,000 shares of our common stock will become eligible for resale. However, we believe that approximately 21,000,000 shares of our common stock may already be eligible for resale under Rule 144(k) of the Securities Act of 1933. Should a trading market in our stock develop, and should a significant number of these eligible shares be offered for sale, our stock price would likely fall.

HOLDERS OF OUR COMMON STOCK

     As of April 15, 2004 there were 64 holders of record of our common stock. That number does not include stockholders for whom shares were held in nominee or street name.

TRANSFER AGENT

     The Transfer Agent and Registrar for our common stock is Holladay Stock Transfer of Scottsdale, Arizona.

PREFERRED STOCK

     As of August 31, 2003 there were 1,600,000 shares of $.001 par value preferred stock outstanding, designated as "Series A." All of the outstanding shares were issued to our President, Antoine Jarjour, in exchange for services to the company relating to the development and implementation of our business plan and organization. Each share is convertible into 10 shares of our common stock. The shares pay a quarterly dividend equal to $.0075 per year per share, beginning one year following their issue and continuing until conversion. Our board of directors has sole power to designate classes and series of preferred stock.

DIVIDEND POLICY

     Holders of our common stock are entitled to receive such dividends as our board of directors may declare from time to time from any surplus that we may have. However, we have not paid any cash dividends since our inception, and it is unlikely that we will pay cash dividends on the common stock in the foreseeable future.




                             EXECUTIVE COMPENSATION

     We did not pay salaries or other compensation to directors or officers in either of our two most recent fiscal years. In July of 2003 we made a one-time award of restricted stock to our president and vice president in the amounts of 54,000 shares and 200,000 shares, respectively. Our board of directors expects to adopt during fiscal 2004 a modest non-cash compensation plan for executive officers in lieu of salaries or other cash compensation.

     No funds were set aside or accrued by the Company during fiscal year 2003 or 2002 to provide pension, retirement or similar benefits for directors or executive officers.



                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURES


     On April 9, 2004 the board of directors appointed the firm of Madsen and Associates CPAs, Inc. to be the company's certifying accountants for the fiscal year ending June 30, 2004.

     For the fiscal years ended June 30, 2003 and 2002 the financial statements were audited by Randy R. Simpson, CPA, P.C. On April 9, 2004 Randy R. Simpson, CPA, P.C. resigned, stating that the firm was not yet registered with the Public Companies Accounting Oversight Board ("PCAOB") and therefore not qualified to issue us an audit opinion for the fiscal year ended June 30, 2004.

     The reports of Randy R. Simpson, CPA, P.C. for the fiscal years ended June 30, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion.

     During the fiscal years ended June 30, 2003 and 2002, and subsequent interim periods through the date of their resignation, there were no disagreements between us and Randy R. Simpson, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved, would have caused the auditors to include in their report a reference to the subject matter of such disagreement.

     On April 30, 2004 we filed with the U.S. Securities & Exchange Commission ("SEC") a first amended Current Report on Form 8-K setting forth the facts related above regarding the circumstances of the change of auditing firms. Randy
R. Simpson, CPA, P.C. provided a letter to the SEC stating that they agreed with the statements we made. That letter is attached as Exhibit 16 to the amended Current Report.




                              FINANCIAL STATEMENTS

Financial Statements for the Fiscal Year Ended June 30, 2003.




                             Randy Simpson CPA, P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009

  Board of Directors and Stockholders
  Perfect Health Care Corp.

                          INDEPENDENT AUDITOR'S REPORT

  I have audited the accompanying balance sheet of International Perfect Health Care Corp. (A Nevada Corporation) as of June 30, 2003 and the related statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2003 and 2002. These financial statements are the Responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

  I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit of the financial statements provides a reasonable basis for my opinion.

  In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Perfect Health Care Corp. and the results of its operations, stockholders' equity and cash flows for the years ended June 30, 2003 and 2002, in conformity with generally accepted accounting principles.

  Randy Simpson, CPA, P.C.
  A Professional Corporation
  September 26, 2003
  Sandy, Utah

                            PERFECT HEALTH CARE CORP.
                                  Balance Sheet
                                  June 30, 2003

                                     ASSETS
Current assets

      Cash and cash equivalents                                   $   246,516
      Accounts receivable                                              56,758
      Prepaid expenses                                                 32,776
                                                                  ------------
                                 Total Current Assets                 336,050
Property and Equipment

       Ofice furniture and equipment                                   11,309
       Vehicles                                                         6,064
       Leasehold improvements                                           1,588
       Assets under capital leases                                    188,262
       Less - accumulated depreciation and amortization               (11,176)
                                                                  ------------
                           Net Property and Equipment                 196,047
                                                                  ------------
                                                                  $   532,097
                                                                  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

      Accounts payable and
        accrued liabilities                                      $      18,407
      Deferred revenue                                                  74,975
      Advances by stockholder and director                              20,000
      Current portion of capital lease obligations                      50,816
                                                                 --------------
                           Total Current Liabilities                   164,198

Long Term Liabilities

      Capital lease obligations                                        176,158
      Less - current portion of
        capital lease obligations                                      (50,816)
                                                                 --------------
                         Total Long Term Liabilities                   125,342

Stockholders' Equity

      Series A convertible preferred stock                               1,600
      Common stock                                                      23,066
      Paid in capital                                                  531,834
      Less stock subscriptions receivable                              (72,500)

                                 Accumulated Deficit                  (241,443)
                                                                 --------------
                          Total Stockholders' Equity                   242,557
                                                                 --------------
                                                                 $     532,097
                                                                 ==============

                 See accompanying notes to financial statements

                            PERFECT HEALTH CARE CORP.
                             Statement of Operations
                       Years Ended June 30, 2003 and 2002

                                                   2003               2002
                                              ------------        ------------

Income From Card Sales                        $     26,892        $          -
Cost of Card Sales                                   8,594                   -
                                              -------------       -------------
Gross Profit                                        18,298                   -

Expenses
       Selling,general and
         administrative expense                    244,899               1,812
       Interest expense - net                        3,666                   -
       Depreciation                                 11,176                   -
                                              -------------       -------------

                       Total Expenses              259,741               1,812
                                              -------------       -------------

                             Net Loss         $   (241,443)       $     (1,812)
                                              =============       =============

Net Loss Per Common Share                     $      (0.01)       $      (0.00)
                                              =============       =============

Weighted Average Common Shares Outstanding      21,688,667          21,000,000
                                              =============       =============

                 See accompanying notes to financial statements

                            PERFECT HEALTH CARE CORP.
                             Statement of Cash Flows
                        Years ende June 30, 2003 and 2002



                                                                      2003            2002
                                                                  ------------    -----------

Operating Activities

     Net loss                                                     $  (241,443) $  $   (1,812)
         Adjustments to reconcile net loss to cash used
            by operating activities:
            Depreciation and amortization                              11,176              -
            Deferred revenue                                           74,975
            Issuance of preferred stock                                25,000
            Write-off of goodwill                                      25,000
            Changes in operating assets and liabilities
                Increase in accounts receivable                       (56,758)
                Increase in prepaid expenses                          (32,776)
                Increase in accounts payable & accrued liabilities     18,407     $      974
                Increase in advances                                   10,000     $      838
                                                                  ------------    -----------
                               Cash used by operating activities     (166,419)             -

Investing Activities
     Purchase net assets of Love Calendar, Inc.                       (15,000)
     Purchase of property and equipment                               (18,961)
     Assumption of capital leases                                    (188,262)
                                                                  ------------    -----------
                               Cash used by investing activities     (222,223)             -

Financing Activities
     Issuance of common stock for Love Calendar, Inc.                  15,000
     Sale of common stock for cash                                    444,000
     Net increase in capital leases                                   176,158
                                                                  ------------    -----------
                           Cash provided by financing activities      635,158              -
                                                                  ------------    -----------
Net Increase in Cash                                                  246,516              -

Cash at the beginning of the year                                           -              -
                                                                  ------------    -----------
Cash at the end of the year                                       $   246,516  $           -
                                                                  ============    ===========
Cash payments for income taxes                                    $         -  $           -
                                                                  ============    ===========
Cash payments for interest                                        $     4,127     $        -
                                                                  ============    ===========


                 See accompanying notes to financial statements

                            PERFECT HEALTH CARE CORP.
                   Statement of Changes in Shareholders Equity
                       Years Ended June 30, 2003 and 2002



                                                                                              Stock
                                  Preferred Stock         Common Stock         Paid in     Subscriptions   Accumulated
                               Shares       Amount     Shares       Amount     Capital      Receivable       Deficit         Total
                              ---------  -----------  ---------  -----------  ------------------------------------------------------


 Balance June 30, 2001                               21,000,000    $ 21,000     $ (6,000)                    $ (26,901)   $ (11,901)

 Net loss for the year
  ended June 30, 2002                                                                                           (1,812)      (1,812)
                              -----------------------------------------------------------------------------------------------------

 Balance June 30, 2002                 -             21,000,000      21,000       (6,000)             -        (28,713)     (13,713)

 Isuance of stock to
   acquire Love
   Calendar, Inc.                                    21,000,000      21,000       (6,000)                                    15,000

 Disolution of
   Love Calendar, Inc.                              (21,000,000)    (21,000)       6,000                        28,713       13,713

 Proceeds from private
   placement net of stock
   subscriptions receivable                           2,066,000       2,066      514,434        (72,500)                    444,000

 Issuance of preferred stock   1,600,000    1,600                                 23,400                                     25,000

 Net loss for the year
  ended June 30, 2003                                                                                         (241,443)    (241,443)

                              ------------------------------------------------------------------------------------------------------
 Balance June 30, 2003         1,600,000  $ 1,600    23,066,000    $ 23,066    $ 531,834      $ (72,500)    $ (241,443)   $ 242,557
                              ======================================================================================================


                 See accompanying notes to financial statements

                            PERFECT HEALTH CARE CORP.

                          Notes to Financial Statements

                                  June 30, 2003




1.   Organization and Summary of Significant Accounting Policies

     Organization and Nature of Operations

     Perfect Health Care Corp. ("the Company") was incorporated in the State of Utah on August 17, 1987 as Love Calendar, Inc., for the purpose of developing and marketing specialty advertising and promotional products. The Company raised a modest amount of capital in a Rule 504 limited offering, but was generally unsuccessful in developing the concept into a viable enterprise. Ultimately the Company abandoned its business plan after exhausting its funds and after failing to raise additional capital. Following several years of seeking out and examining a number of business opportunities, the Company adopted the current business plan.

     In April, 2003 the Board of Directors adopted, and the shareholders approved, a plan of reorganization whose sole purpose and effect was to move the company's domicile from Utah to Nevada. Shortly thereafter, the Company appointed new officers and adopted its current business plan.

     The Company is engaged in a business that addresses the growing need in the U.S. for access to affordable health care. The major product is the National Health Care Card(R) (Card) which supplements insurance and other options available to consumers to reduce their out-of-pocket costs for health care services and prescriptions. The Card is not an insurance product. Rather, the Card provides the consumer with access to networks of providers who are members of Preferred Provider Organizations or other provider organizations. Such providers have agreed to honor the Card and accept reduced fees from patients who pay cash for their services and prescription drugs.

     Customers enter into a contract with the Company to purchase the Card on either an annual or monthly basis. Annual contracts are paid for in advance. The Company does not pay any portion of the fee for services or prescriptions purchased with the Card by customers. Rather the Company provides a "hotline" to customers through which enrolled providers in the customer's general area are located and other related customer problems are addressed.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition

     The Company sells the Card either through annual contracts with customer payment due at the time the contract is executed or on a month-to-month basis with payment due each month. Revenue from the sale of annual contracts is recognized in the month it is earned. Revenue related to month-to-month agreements is recognized as payments are received from the customers.

     Expense Recognition

     In accordance with the above revenue recognition policy, the Company defers the cost of retentions (amounts paid to sellers of the product) and fulfillment cost (costs of literature and card preparation and mailing) related to annual contracts and includes these in prepaid expenses. Such assets are charged to expense in the same manner in which the revenue is recognized.

     Cash and Cash Equivalents

     Cash and cash equivalents consist primarily of cash on deposit or cash investments purchased with original maturities of three months or less.

     Prepaid Expenses

     Prepaid expenses consist mainly of retention and fulfillment costs related to annual contracts. See "Expense Recognition", above.

     Property and Equipment

     Depreciation and amortization are charged to operations, using the straight-line method, over the estimated useful lives of the related assets as follows:

                Office furniture & equipment       3 - 5 years
                Vehicles                             5 years
                Leasehold improvements               3 years
                Assets under capital leases        3 - 5 years

     Maintenance, repairs and minor renewals are charged to operations as incurred. Additions and betterments are capitalized. When assets are disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     Deferred Revenue

     Deferred revenue consists of amounts received from annual contracts for which the Company's period of performance has not passed. See "Revenue Recognition", above.

     Stock Subscriptions Receivable

     Stock subscriptions receivable consists on amounts owed at June 30, 2003 by subscribers to the Company's private placement. Such amounts were collected subsequent to year end.

     Income Taxes

     Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are to be adjusted through the provision for income taxes. At June 30, 2003 the Company had not provided for any deferred tax liabilities due to lack of profitable operations and no deferred tax assets due to the availability of net operating loss carry forwards. At June 30, 2003 the Company had approximately $165,000 of net operating loss carry forwards which expire in 2018.

     Earnings per Share

     Earnings per share is calculated based on the weighted average number of common shares outstanding. Preferred shares and warrants are not included in the calculation of earnings per share because the effect would be anti-dilutive.

     Concentration of Credit Risk

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk.

     Fair Value of Financial Instruments

     The recorded amounts of cash, cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and deferred revenue approximate fair value because of the short-term maturity of these items.


     Recent Accounting Pronouncements

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141), and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). They also issued Statement of Financial Accounting Standards

     No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets (SFAS 143), and Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), in August and October 2001, respectively. In April and June 2002, the Financial Accounting Standards Board issued Standard No. 145, Reporting Gains and Losses from Extinguishment of Debt (SFAS 145) and Standard No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure (SFAS 148). In April 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (SFAS 149). In May 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150).

     SFAS 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS 141 supersedes APB Opinion No. 16, Business Combinations, and Statement of Financial Accounting Standards No. 38, Accounting for Pre-acquisition Contingencies of Purchased Enterprises, and is effective for all business combinations initiated after June 30, 2001. The Company's issuance of common stock in connection with the acquisition of all the issued and outstanding shares of Love Calendar, Inc. was accounted for as a purchase in accordance with this Statement.

     SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under these rules, the Company is no longer required or allowed to amortize goodwill and other intangible assets with indefinite lives, but is subject to periodic testing for impairment. SFAS 142 supersedes APB Opinion No. 17, Intangible Assets. The Company adopted SFAS 142, which resulted in the write-off of goodwill recorded in connection with the acquisition of Love Calendar, Inc. SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The provisions of SFAS 143 did not have a material impact on the Company's results of operations and financial position.

     SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121), and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The provisions of SFAS 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. The adoption of SFAS 144 did not have a material impact on the Company's results of operations and financial position.

     SFAS 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. SFAS 145 amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 is effective in fiscal years beginning after May 15, 2002, with early adoption permitted. The provisions of SFAS 145 did not have a material impact on the Company's consolidated results of operations and financial position.

     SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities addresses the accounting and reporting for costs associated with exit or disposal activities. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Previously, under Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. Under SFAS 146, an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Therefore, SFAS 146 eliminates the definition of exit costs in Issue 94-3. SFAS 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption permitted. The Company expects that the provisions of SFAS 146 will not have a material impact on its results of operations and financial position upon adoption. The Company plans to adopt SFAS 146 effective July 1, 2003.

     SFAS 148, Accounting for Stock-Based Compensation--Transition and Disclosure, amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value base method of accounting for stock based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method for accounting for stock-based employee compensation and the effect of the method used in reported financial results. SFAS 148, paragraphs 2(a)-2(e), are effective for financial statements for fiscal years ending after December 15, 2002. Earlier application is permitted. SFAS 148 paragraph 2(f) and the amendment to APB Opinion No. 28, Interim Financial Reporting, shall be effective for financial reports containing condensed statements for interim periods beginning after December 15, 2002. Earlier adoption is permitted. The Company adopted the disclosure provisions of SFAS 148 effective June 30, 2003. As permitted under SFAS 148 the Company continues to apply the recognition provisions of APB Opinion No. 25. Accounting for stock issued to employees, in determining its stock compensation expense.

     SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments imbedded in contracts and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 is effective for contracts entered into after June 30, 2003. The Company expects that the provisions of SFAS 149 will not have a material impact on its results of operations and financial position upon adoption.

     SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The Statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company expects that the provisions of SFAS 150 will not have a material impact on its results of operations and financial position upon adoption. In August 2002, Congress adopted the Sarbanes-Oxley Act of 2002, imposing new, more stringent accounting and reporting requirements on all public companies. The Company has complied with all applicable requirements of Sarbanes-Oxley, and these requirements did not have a material impact on the Company's financial position or results of operations.

2.   Reorganization

     In April 2003 the Company issued 21,000,000 common shares to acquire all the 2,100,000 issued and outstanding common shares of Love Calendar, Inc. Love Calendar, Inc. had previously been a "public reporting shell" corporation with no significant operations of its own either before or after the acquisition.

     The transaction has been accounted for as a purchase in accordance with SFAS 141. The purchase price, net of a $10,000 liability assumed by the Company, was $15,000 and was determined by estimating the cost of registering the Company's shares under Section 12(g) of the Act. This resulted in goodwill of $25,000.

     Based on the requirements of SFAS 142, this goodwill was subsequently tested for impairment. Due to the lack of historic operating profits and the non-assurance of future profitable operations, the entire amount of goodwill was written off at June 30, 2003 and included in general and administrative expense in the accompanying financial statements. None of this amount is expected to be deductible for income tax purposes.

     Following is a condensed balance sheet for Love Calendar, Inc. at the acquisition date:


              Goodwill                             $25,000
                                                   -------
              Total Assets                         $25,000
                                                   =======

              Advance by stockholder               $10,000
              Net equity                            15,000
                                                  --------
              Total liabilities and equity         $25,000
                                                   =======



3.   Capital Stock

     The Company's capital stock consists of the following:

          Series "A" convertible preferred stock - par value $.001, authorized 25,000,000 shares; 1,600,000 shares issued and outstanding in 2003, none in 2002. Each share of Series "A" convertible preferred stock is convertible into 10 shares of the Company's common stock at the option of the holder.

          Common stock - par value $.001, authorized 200,000,000 shares; 23,066,000 shares issued and outstanding in 2003, 21,000,000 in 2002.

     In April 2003 the Company approved a 10 for 1 split of its common shares with no change in the par value. This split has been retroactively reflected in the accompanying financial statements.

     Private Placement - In June 2003 the Company completed a private placement of its common stock in which it realized $516,500 through the sale of 2,066,000 shares of common stock at $.25 per share. Subscribers also received a warrant to purchase one share of common stock with each four shares purchased in the private placement. The exercise price of each warrant is $.50 per share and all warrants expire, if not exercised, on August 29, 2004. At June 30, 2003, $72,500 related to the private placement had not been collected and is shown as stock subscriptions receivable in the accompanying financial statements.

     Series "A" Convertible Preferred Stock - On April 9, 2003 the Company issued 1,600,000 shares of its Series "A" convertible preferred stock to its president in connection with consulting services he provided during the Company's formation and start-up. The preferred stock was valued at approximately $.016 per share.

4.   Capital Leases

     In March 2003 the Company assumed certain capital leases originally entered into by another company which is currently in bankruptcy. The leases are for computer equipment, copiers and a phone system and are guaranteed by an otherwise non-affiliated company controlled by the president.

     Capital lease amounts included in Property and equipment at June 30, 2003 are as follows:


           Assets under capital leases             $182,262
           Accumulated amortization                 (10,463)
                                                   ---------
           Total                                   $171,799
                                                   =========


     Minimum capital lease obligations, net of interest and executory costs at June 30, 2003 are as follows:

                           2004               $50,816
                           2005                47,680
                           2006                40,049
                           2007                33,936
                           2008                 3,677
                                             --------
                           Total             $176,158
                                             ========

5.   Related Party Transactions

     Office Rental - The Company rents office space from the president on a month-to-month basis for $2,375 per month.

     Advance by Stockholder - The Company assumed a $10,000 liability to a shareholder as a result of the acquisition of Love Calendar, Inc. Management intends to extinguish this liability through the subsequent issuance of stock in the Company.

     Advance by Director - a director advanced $10,000 to the Company to assist with start-up. This advance is non-interest bearing and due on demand.

6.   Subsequent Event

     Pursuant to the 2003 Stock Option and Restricted Stock Benefit Plan, the Company issued 329,000 shares of the Company's common stock to officers and key employees in July, 2003.












FINANCIAL STATEMENTS FOR THE INTERIM PERIOD ENDED DECEMBER 31, 2003.

The following financial statements for the six months ended December 31, 2003 were prepared by our management and have not been independently audited.

                            PERFECT HEALTH CARE CORP.
                                  Balance Sheet
                                   (Unaudited)

                                                                         December 31       June 30
                                                                             2003            2003
                                                                      ---------------- --------------

                                                ASSETS

Current assets
      Cash and cash equivalents                                       $      (3,257)   $    246,516
      Accounts receivable                                                    54,733          56,758
      Prepaid expenses                                                       66,371          32,776
                                                                      ---------------  --------------
                                             Total Current Assets           117,847         336,050

Property and Equipment
      Office furniture and equipment                                         13,371          11,309
      Vehicles                                                                6,064           6,064
      Leasehold improvements                                                  1,588           1,588
      Assets under capital leases                                           188,262         188,262
      Less - accumulated depreciation and amortization                      (34,363)        (11,176)
                                                                      ---------------  --------------
                                       Net Property and Equipment           174,923         196,047
                                                                      ---------------  --------------

                                                                      $     292,770    $    532,097
                                                                      ===============  ==============


                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
      Accounts payable and accrued liabilities                        $     118,961    $     18,407
      Deferred revenue                                                       66,228          74,975
      Advances by stockholders and director                                  47,061          20,000
      Current portion of capital lease obligations                           51,805          50,816
                                                                      ---------------  --------------
                                        Total Current Liabilities           284,055         164,198

Long Term Liabilities
      Capital lease obligations                                             155,339         176,158
      Less - current portion of capital lease obligations                   (51,805)        (50,816)
                                                                      ---------------  --------------
                                      Total Long Term Liabilities           103,534         125,342

Stockholders' Equity
      Series A convertible preferred stock                                    1,600           1,600
      Common stock                                                           23,395          23,066
      Paid in capital                                                       597,305         531,834
      Less stock subscriptions receivable                                    (7,500)        (72,500)
                                              Accumulated Deficit          (709,619)       (241,443)
                                                                      ---------------  --------------
                             Total Stockholders' Equity (Deficit)           (94,819)        242,557
                                                                      ---------------  --------------

                                                                      $     292,770    $    532,097
                                                                      ===============  ==============


               See accompanying notes to the financial statements.

                            Perfect Health Care Corp.
                             Statement of Operations
              Three and Six Months Ended December 31, 2003 and 2002
                                  (Unaudited )

                                                     Three Months Ended            Six Months Ended
                                                         December 31,                 December 31,
                                                    2003           2002          2003           2002
                                             --------------- ------------- -------------  ------------

Income From Card Sales                       $       13,417   $            $     46,557   $

Cost of Card Sales                                   15,262                      26,529
                                             --------------- ------------- ------------- --------------
Gross Profit                                        (1,845)             -        20,028              -

Expenses

      Selling,general and
         administrative expense                     223,566           866       459,415            946
      Interest expense - net                          1,478                       5,602
      Depreciation                                   11,594                      23,187
                                             --------------- ------------- ------------- --------------

                             Total Expenses         236,637           866       488,204            946
                                             --------------- ------------- ------------- --------------

                                 Net Income
                                     (Loss)  $    (238,481)  $      (866)  $  (468,176)  $       (946)
                                             =============== ============= ============= ==============


Net Loss Per Common Share                    $       (0.01)  $       0.00  $     (0.02)  $      (0.00)
                                             =============== ============= ============= ==============

Weighted Average Common Shares outstanding       23,395,000    21,000,000    23,340,167     21,000,000
                                              ============== ============= ============= ==============



               See accompanying notes to the financial statements.

                               Perfect Health Care Corp.
                                Statement of Cash Flows
                      Six Months Ended December 31, 2003 and 2002
                                      (Unaudited)

                                           2003                2002
                                    ---------------      ---------------

Cash used by operating activities       $(225,902)       $           -

Investing Activities
     Purchase of property and
     equipment                             (2,062)

Financing Activities
     Payments on capital leases           (21,808)
                                    ---------------      ---------------

Net Decrease in Cash                     (249,773)                   -

Cash at the beginning of the
period                                    246,516                    -
                                    ---------------       --------------

Cash at the end of the period       $      (3,257)       $           -
                                    ===============      ===============


Cash payments for income taxes      $            -       $           -
                                    ===============      ===============

Cash payments for interest          $        5,984       $           -
                                    ===============      ===============


               See accompanying notes to the financial statements.

                            PERFECT HEALTH CARE CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                   (Unaudited)


1.  Organization and Summary of Significant Accounting Policies

Basis of Presentation

     The accompanying unaudited financial statements of Perfect Health Care Corp. (The Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited financial statements for the interim periods ended December 31, 2003 and 2002 include all adjustments (which include only normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. Operating results for the three and six months ended December 31, 2003 are not necessarily indicative of the results that may be expected for the year ended June 30, 2004.

     For further information, refer to the financial statements and footnotes thereto included in the Perfect Health Care Corp. Annual Report on Form 10-KSB for the year ended June 30, 2003.

Organization and Nature of Operations

     The Company was incorporated in the State of Utah on August 17, 1987 as Love Calendar, Inc., for the purpose of developing and marketing specialty advertising and promotional products. The Company raised a modest amount of capital in a Rule 504 limited offering, but was generally unsuccessful in developing the concept into a viable enterprise. Ultimately the Company abandoned its business plan after exhausting its funds and after failing to raise additional capital. Following several years of seeking out and examining a number of business opportunities, the Company adopted the current business plan.

     In April, 2003 the Board of Directors adopted, and the shareholders approved, a plan of reorganization whose sole purpose and effect was to move the company's domicile from Utah to Nevada. Shortly thereafter, the Company appointed new officers and adopted its current business plan.

     The Company is engaged in the business that addresses the growing need in the U.S. for access to affordable health care. The major product is the National Health Care Card (Card) which supplements insurance and other options available to consumers to reduce their out-of-pocket costs for health care services and prescriptions. The Card is not an insurance product. Rather, the Card provides the consumer with access to networks of providers who are members of Preferred Provider Organizations or other provider organizations. Such providers have agreed to honor the Card and accept reduce fees from patients who pay cash for their services and prescription drugs.

     Customers enter into a contract with the Company to purchase the Card on either an annual or monthly basis. Annual contracts are paid for in advance. The Company does not pay any portion of the fee for services or prescriptions purchased with the Card by customers. Rather the Company provides a "hotline" to customers through which enrolled providers in the customer's general area are located and other related customer problems are addressed.


Revenue Recognition

     The Company sells the Card either through annual contracts with customer payment due at the time the contract is executed or on a month-to-month basis with payment due each month. Revenue from the sale of annual contracts is recognized in the month it is earned. Revenue related to month-to-month agreements is recognized as payments are received from the customers.

Expense Recognition

     In accordance with the above revenue recognition policy, the Company defers the cost of retentions (amounts paid to sellers of the product) and fulfillment cost (costs of literature and card preparation and mailing) related to annual contracts and includes these in prepaid expenses. Such assets are charged to expense in the same manner in which the revenue is recognized.

Deferred Revenue
     Deferred revenue consists of amounts received from annual contracts for which the Company's period of performance has not passed. See "Revenue Recognition", above.

Earnings per Share

     Earnings per share is calculated based on the weighted average number of common shares outstanding. Preferred shares and warrants are not included in the calculation of earnings per share because the effect would be anti-dilutive.


2.   Capital Stock

     The Company's capital stock consists of the following:

     Series "A" convertible preferred stock - par value $.001, authorized 25,000,000 shares; 1,600,000 shares issued and outstanding. Each share of Series "A" convertible preferred stock is convertible into 10 shares of the Company's common stock at the option of the holder.

     Common stock - par value $.001, authorized 200,000,000 shares; 23,395,000 shares issued and outstanding at December 31, 2003.

     Stock Issuance - Pursuant to the 2003 Stock Option and Restricted Stock Benefit Plan, the Company issued 329,000 shares of the Company's common stock to officers and key employees in July, 2003.


3.   Related Party Transactions

     Office Rental - The Company rents office space from the president on a month-to-month basis for $2,375 per month. The amount due the president for rents and Company expenses is approximately $17,000.

     Advance by Stockholder - The Company assumed a $10,000 liability to a shareholder as a result of the acquisition of Love Calendar, Inc. Management intends to extinguish this liability through the subsequent issuance of stock in the Company.

     Advance by Director - a director advanced approximately $20,000 to the Company to assist with start-up. This advance is non-interest bearing and due on demand.


4.   Going Concern

     The Company's financial statements were prepared on a going concern basis, which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business. The ability to continue as a going concern is dependent on the Company's ability to generate profitable operations in the future, to maintain adequate financing, and to achieve a positive cash flow. There is no assurance it will be able to meet all or any of such goals.



                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 covering the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving Perfect Health Care Corp., and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

     You may inspect the registration statement and exhibits and schedules filed with the SEC at its principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the SEC via the Internet. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy statements and information regarding companies that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.


                           FORWARD-LOOKING STATEMENTS

     In order to help you understand our business, we have at times used forward-looking statements in this prospectus. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, the ability of our products to gain market acceptance, stability of the regulatory environment, our ability to establish and sustain beneficial relationships with sales reps and provider organizations, and others. Some of these forward-looking statements can be identified by the use of forward-looking terminology including "believes," "expects," "may," "will," "should," or "anticipates," or their negative forms, or other variations on them, or by their proximity to discussions of strategies that involve risks and uncertainties. When reading these forward-looking statements, you should recognize that they:

     o    discuss our future expectations, which may or may not come to pass;

     o imply projections of our future operating results or financial condition that could vary;

     o    state other forward-looking information.

     We think discussing our future expectations can be valuable to you; however, you should consider the prospect of events occurring in the future over which we have no control, and the possibility of conditions arising that we could not accurately predict.



                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 - Indemnification of Directors and Officers.

         Our Articles of Incorporation contain provisions that limit the liability of directors in certain instances. As permitted by the Nevada General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors. Such limitation does not affect liability for any breach of a director's duty to us or our stockholders that involve (i) intentional misconduct, fraud or a knowing violation of law or
(ii) for the payment of dividends in violation of Nevada Revised Statutes
78.300.


Item 25 - Other Expenses of Issuance and Distribution

         The following table sets forth the approximate amount of expenses we incurred in connection with this offering. Underwriting fees or discounts, commissions, or other costs of transacting sales of the shares will be borne by the selling shareholders.

           SEC registration fee                             $         705
           Printing                                                 1,500
           Legal fees and expenses                                  7,500
           Other contingent costs                                   1,500
                                                                ----------
                                Total                       $      11,205



Item 26 - Recent Sales of Unregistered Securities

     The following securities were sold by officers of the Company without the use of an underwriter. In effecting the sales, we relied on the exemption authority provided by Section 4(2) of the Securities Act of 1933, as amended, relating to sales not involving any public offering, and on Regulation D. We believe that all such sales were made by our executive officers in private, negotiated transactions without any advertising, public announcements or general solicitation. The purchasers of the shares represented themselves in writing to be, and the company believes them to be, members of one or more of the following classes:

     a.   Officers, directors, promoters or control persons of the issuer; or
     b. Individuals or entities who are accredited investors as defined in Rule 501 of Regulation D under the Securities Act of 1933; or
     c.   Individuals who:
          i.   Are knowledgeable and sophisticated in investment matters;
          ii. Are able to assess the risks of an investment such as in our securities;
          iii. Are financially able to bear the risk of a loss of their entire investment; and
          iv. Have access to pertinent information regarding the issuer and its operations.

The shares are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear a legend to that effect. Except for the Preferred shares, these shares are included in this registration statement.


=====================================================================================================
                                                                                            # of
          Date                     Class                     Amount        Price(US$)     Purchasers
--------------------- --------------------------------- --------------- --------------- -------------
4/14 - 6/30/2003      $.001 par value Series A              1,600,0001    $0.016/share         1
                      Preferred Stock
                      $.001 par value Common Stock           2,036,000     $0.25/share         9
                      Common Stock Purchase Warrant            509,000          $0.002         9

7/22/2003             $.001 par value Common Stock              30,000     $0.25/share         1
                      Common Stock Purchase Warrant              7,500          $0.002

2/21/04               $.001 par value Common Stock             125,000     $0.25/share         2
                      Common Stock Purchase Warrant             31,250          $0.002
-----------------------------------------------------------------------------------------------------
(1)  Issued to the president of the company in exchange for business planning and organizational services in connection with the company's membership discount medical plan business.
(2)  One warrant was issued with each four common shares subscribed.


     In addition, the following securities were issued pursuant to our Stock Benefit Plan and were fully vested on the issue date:

===============================================================================
     Date                Class                        Amount       Issued to:
---------------- --------------------------------- ------------ --------------
July 22, 2003    $.001 par value Common Stock*         200,000      Officer
July 22, 2003    $.001 par value Common Stock*          75,000      Employee
July 23, 2003    $.001 par value Common Stock*          54,000      Officer
-------------------------------------------------------------------------------
* These shares were Restricted when issued but are included in the Offering and in the related registration statement.


Employee Stock Benefit Plan

     On July 1, 2003, we adopted our 2003 Stock, Option and Restricted Stock Benefit Plan. On July 21, 2003, we filed a registration statement on Form S-8 to register 5,000,000 shares of our $.001 par value common stock for possible issuance under the plan. The plan permits the company to issue both incentive stock options and non-qualified stock options, as well as direct awards of either registered or restricted stock. The full board serves as the administration committee and determines eligibility and awards. No shares or options were issued under the plan during the fiscal year ended June 30, 2003. The foregoing table lists shares issued under the plan as of the date of this registration statement.


Item 27 - Exhibits

     The following exhibits are filed with this registration statement:

           Exhibit No.           Description
         ---------------    ---------------------------------------------------

               2.1           Plan of Reorganization(1)
               3.1           Articles of Incorporation(2)
               3.2           Bylaws(2)
               5.1           Opinion re: Legality
              16.1           Statement of Randy Simpson CPA P.C.(3)
              23.1           Consent of Randy Simpson CPA P.C
              23.2           Consent of Amy Clayton (included in Exhibit 5.1)
         ----------------------------------------------------------------------
          (1) Previously filed with the company's first amended Form 8-K for April 10, 2003, filed on EDGAR June 6, 2003 and incorporated herein by reference.
          (2) Previously filed with the company's Form 8-K12G3 filed on EDGAR April 10, 2003 and incorporated herein by reference.
          (3) Previously filed with the company's first amended Form 8-K for April 9, 2004 filed on EDGAR April 30, 2004 and incorporated herein by reference.



Item 28 - Undertakings

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


     In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            PERFECT HEALTH CARE CORP.


Dated:  May 3, 2004                         /s/ Antoine Jarjour
                                            -----------------------
                                            President, Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark Svensson and Amy L. Clayton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Antoine Jarjour           President, Chief Executive        May 3, 2004
-----------------------       Officer, Acting Chief
                              Financial Officer, Director



/s/ Roula Jarjour             Secretary                         May 3, 2004
-----------------------



/s/ Charles Carafoli          Director                          May 3, 2004
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/s/ Charles Tardanico         Director                          May 3, 2004
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/s/ Richard Dagg              Vice President,
-----------------------       Marketing and Sales,              May 3, 2004
                              Director